Exhibit 10.81
Madamba Agreement

                               -5-
                            AMENDMENT

          THIS AMENDMENT, dated as of March 23, 1999, is between Players International, Inc. (together with its successors and assigns, the "Company") and Patrick Madamba, Jr. ("Executive").

                      W I T N E S S E T H:

     WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of March 31, 1997 as amended by Amendments dated as of August 31, 1998 and November 12, 1998 (the
"Employment Agreement"); and

     WHEREAS, the Company, Jackpot Enterprises, Inc. and JEI Merger Corp. are parties to an Agreement and Plan of Merger dated as of February 8, 1999 (the "Merger Agreement"), Section 5.11(d) of which calls for the resignation of Executive as of the effective date of the merger contemplated by the Merger Agreement (the "Merger");

     WHEREAS, the Executive and the Company, with the consent of Jackpot Enterprises, Inc. and JEI Merger Corp. wish to accelerate the effective date of Executive's resignation to April 7, 1999, while preserving Executive's right to receive the compensation and benefits to which he would have been entitled had his employment continued through the effective date of the Merger; and

     WHEREAS, the Company and Executive now wish to amend the Employment Agreement to memorialize the arrangements that will apply to Executive's Termination of Employment from the Company.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Executive agree to amend the Employment Agreement as follows:

       1. The following new definition is added at the end of Paragraph 1:

          "(n) "Termination by Mutual Consent in Anticipation of a Change in Control" shall mean Executive's termination of employment from the Company in anticipation of the consummation of a merger transaction, with the consent of all parties to the operative merger agreement."

       2. Paragraph 9(c) is amended in its entirety to read as follows:

               (a)

               (b)

               (c) Termination Without Cause; Constructive Termination without Cause; Termination by Mutual Consent in Anticipation of a Change in Control. In the event Executive's employment is terminated by the Company without Cause (which shall not include a termination pursuant to Paragraph 9(a) or 9(d)) or in the event of a Constructive Termination Without Cause, or in the event of a Termination by Mutual Consent in Anticipation of a Change in Control, Executive, upon executing and not revoking a release of the Company as to all matters arising in the course of his employment by the Company and the termination thereof, in the form attached as Exhibit A to this Amendment, shall be entitled to receive:

                    (i) unpaid Base Compensation earned or accrued through his date of termination and an additional payment equal to the payments of Base Compensation that would have been made over the six month period immediately following termination of employment, had Executive's employment with the Company continued, at the rate in effect at the time of his termination, in a cash lump-sum, not later than three (3) days following the later of termination of Executive's employment or expiration of the Revocation Period provided for in paragraph 1(a) of the Release annexed hereto as Exhibit A;

                    (ii) a lump sum cash payment representing the balance of your annual performance bonus for the Company's fiscal year ended March 31, 1999, in an agreed amount of $25,000, at the same time as the payment made under clause (i) above;

                    (iii)   reimbursement for  expenses  incurred
               but not yet reimbursed by the Company pursuant to Paragraph 8, promptly following submission of request for same;

                    (iv) the immediate vesting of all stock options held by Executive, notwithstanding the terms of any such grant to the contrary, with the ability to exercise any such options for 12 months following the date of termination or, if there is a Pre-October 1999 Agreement, as hereinafter defined, for such longer or shorter period as is provided in Section 9(d) hereof, but in no event after the fifth anniversary of the date of grant; and

                    (v) for a period of six months following termination of employment (or for any longer period provided under Paragraph 9(d) of the Employment Agreement, as herein amended, (the "Continuation Period")), continued payment or provision of all executive medical, dental and long-term disability benefits to which he would have been entitled had his employment with the Company continued (provided, however, that in the event the Company is precluded from providing coverage under any such program by applicable law or regulation, it may choose to provide Executive with a payment equal to the Company's cost of such coverage, without regard to tax effect (a "Benefit Commutation Payment")). The Company shall provide Executive with continuation coverage rights under the Federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, which shall commence, as applicable, on (i) October 6, 1999, (ii) such earlier date as the Company shall have made a Benefit Commutation Payment to Executive, or (iii) notwithstanding clause (ii) above, if a Completed Change in Control Transaction occurs, as hereinafter defined, upon the expiration of the period for which continued Employee Benefits are required to be provided under Paragraph 9(d) of Executive's Employment Agreement, or on such earlier date as the Company shall have made a Benefit Commutation Payment with respect to such Paragraph 9(d) benefits.

               Notwithstanding the foregoing, Executive agrees that upon a Change in Control (as defined in the Employment Agreement), the Company may, if required by the Change in Control agreement, require that Executive surrender for cancellation all of Executive's outstanding options in exchange for a cash payment equal to the amount (if any) by which the Change in Control Price of the stock underlying Executive's options exceeds the applicable option price, and, in that event, all such options will be canceled (without regard to whether the fair market value of the stock exceeds the option price at such time).

       3. Paragraph 9(d) is amended by adding a new paragraph to the end to read as follows:

               If Executive's employment terminates by reason of a Termination by Mutual Consent in Anticipation of a Change in Control pursuant to Paragraph 9(c) and the
          Merger thereafter occurs, or if such Merger is not consummated and the Company has entered into a definitive merger agreement on or before September 30, 1999 to effect a Change in Control transaction with a party which received active consideration by the Board before April 7, 1999 (a "Pre-October 1999 Agreement"), a list of which parties is attached on Exhibit B to this Agreement, the consummation of any such Change in Control (a "Completed Change in Control Transaction") shall be considered a "Termination Upon a Change in Control" for purposes of this Agreement, and Executive shall be entitled to receive the payments and benefits described in this Paragraph 9(d) upon the Change in Control. The payments and benefits described in this Paragraph 9(d) shall be provided promptly following the consummation of the Change in Control and, unless otherwise agreed by the parties in writing, shall be determined by reference to the benefit that would have been paid assuming a Termination Upon a Change in Control had occurred on April 7, 1999. Any amounts previously paid to Executive upon his termination of employment under Paragraph 9(c)(i) relating to periods following his termination of employment, or under Paragraph (9)(c)(v) relating to continuation of certain benefits, shall be credited against the payments to be made under this Paragraph 9(d). For purposes of subparagraph (v) of this Paragraph 9(d) and subparagraph (iv) of Paragraph 9(c) above, all of Executive's outstanding stock options shall, notwithstanding any provision of the option agreements to the contrary, continue in effect and Executive shall, unless such options are sooner canceled in accordance with the provisions of the Merger Agreement (or any similar provision of any other merger agreement), have the ability to exercise his outstanding stock options until the date which is 12 months following the Change in Control, but in no event shall the options remain in effect after the fifth anniversary of the date of grant.

       4.  The Company shall extend to Executive the benefits  of
Section 5.9 of the Merger Agreement, provided the Merger occurs. If the Merger does not occur and a Pre-October 1999 Agreement is hereafter entered into and a merger pursuant to such agreement occurs, the Company shall extend to Executive the benefits of any provision that is included in such Pre-October 1999 Agreement that is similar to Section 5.9 of the Merger Agreement. The Company agrees that it will continue to advance promptly to
Executive, following his termination of employment from the Company, all amounts reasonably incurred by Executive for attorney's fees and expenses in defending any and all civil, criminal, administrative or investigative actions, suits or proceedings, including grand jury proceedings, related to the Company's development and operation of riverboat casino complexes in Louisiana ("Proceedings"), until the final disposition of such Proceedings, in each case subject to Executive's Undertaking dated June 16, 1998 (the "Undertaking") to repay to the Company amounts so advanced in accordance with the terms thereof and Executive agrees to cooperate fully, at reasonable times and subject to reimbursement from the Company of all related expenses, with the Company and any governmental authority regarding the Proceedings until the final disposition of the Proceedings. The Company represents that the Executive has been debriefed by Company's outside counsel regarding all of his activities from January 1993 to date in connection with the Louisiana Riverboat Casino Complexes. The Company represents and warrants that, as of the date of this Amendment, (i) it has no knowledge that any wrongful acts have been committed by Executive and (ii) it has not filed, asserted or commenced any complaints, claims, actions or proceedings of any kind against Executive with any federal, state or local court, or with any administrative, regulatory or arbitration agency or body. The Company further agrees that it will not file, assert or commence any complaint, claim, action or proceeding of any kind against Executive with any federal, state or local court with or any administrative, regulatory or arbitration agency or body with respect to any matter from the beginning of the world to the date of his termination of employment, other than to enforce its rights under the provisions of the Release, the Undertaking, the Amendment or the Employment Agreement. The foregoing provisions of this Paragraph 4 shall be in addition to and shall in no way limit any rights which Executive may have under (i) Nevada Revised
Statutes,  Title  7,  Chapter 78.751,  (ii)  Article  IX  of  the
Company's By-laws, (iii) the Employment Agreement, (iv) the Undertaking, (v) the Merger Agreement, and (vi) directors' and officers' and all other liability insurance policies maintained by the Company.

       5. Executive shall continue to make himself reasonably available to the Company for a period of one year from Executive's termination of employment to advise on transition matters as to which Executive has knowledge; provided however that (i) Executive's services shall not exceed 15 hours per month and (ii) Executive may provide such services at reasonable times so as not to interfere with his obligations resulting from employment or self-employment activities following his termination of employment from the Company. In consideration of the performance by the Company of its obligations under this Agreement, Executive agrees to provide such services without additional compensation from the Company; provided, however, that the Company shall reimburse Executive for his reasonable out-of-pocket expenses incurred in the performances of services rendered hereunder.

       6. Defined terms used in this Amendment and not otherwise defined shall have the same meanings as set forth in the Employment Agreement.

       7. In all respects not amended, the Employment Agreement is hereby ratified and confirmed, including, without limitation, Paragraphs 9 through 22 thereof, inclusive.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                   PLAYERS INTERNATIONAL, INC.



                                   Howard A. Goldberg
                                   Chief Executive Officer



                                   Patrick Madamba, Jr.


AGREED AND ACCEPTED:               JACKPOT ENTERPRISES, INC.



                                   By:  Don R. Kornstein
                                   Its: Chief Executive Officer


                                   JEI MERGER CORP.



                                   By:  Don R. Kornstein
                                   Its: Chief Executive Officer

Exhibit A


                        RELEASE AGREEMENT

     1. Representation by Counsel/Revocation. (a) By executing this Release, Executive acknowledges that: (i) he has been advised by the Company to consult with an attorney before executing this Agreement and has consulted and been represented by the law firm of Willkie Farr & Gallagher in connection therewith; (ii) he has been provided with at least a twenty-one
(21) day period to review and consider whether to sign this Agreement and that by executing and delivering this Agreement to the Company, he is waiving any remaining portion of such twenty-one (21) day period; and (iii) he has been advised that he has seven (7) days following execution to revoke it (such seven day period being the "Revocation Period").

            (b) This Agreement will not be effective or enforceable until the Revocation Period has expired. Such revocation shall only be effective if an originally executed written notice thereof is delivered to the Company on or before 5:00 p.m. on the seventh day after execution of this Release. If so revoked, this Agreement shall be deemed to be void ab initio and of no further force and effect.

     2. Release. As a material inducement to the Company to enter into the Amendment to which this Release is annexed, and in consideration of its agreements and obligations under the Amendment dated as of March 23, 1999 to which this Release is attached (the "Amendment") and for other good and valuable consideration, the receipt of which is hereby acknowledged by Executive, Executive hereby irrevocably, unconditionally and generally releases, remises and forever discharges, as to all matters set forth below which are not within the "Release Exclusions" as defined in Paragraph 3 below, the Company and its subsidiaries and each of their respective affiliates, officers and directors, and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing (collectively, "Releasee"), from, and hereby waives and/or settles, any and all actions, causes of action, suits, debts, sums of money, agreements, promises, damages, or any liability, claims or demands, known or unknown and of any nature whatsoever and which Executive ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release, to the extent not within the Release Exclusions (collectively, "Claims"), arising directly or indirectly pursuant to or out of his employment with the Company, the performance of services for the Company or any Releasee or the termination of such employment or services and, specifically, without limitation, any rights and/or Claims (a) arising under or pursuant to any contract, express or implied, written or oral, including, without limitation, the Employment Agreement; (b) for wrongful dismissal or termination of employment; (c) arising under any federal, state, local or other statutes, orders, laws, ordinances, regulations or the like that relate to the employment relationship and/or that specifically prohibit discrimination based upon age, race, religion, sex, national origin, disability, sexual orientation or any other unlawful bases, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. 621 et. seq. ("ADEA") the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the New Jersey labor and employment laws (including, without limitation, the New Jersey Law Against Discrimination), and applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes; (d) for tort, tortious or harassing conduct, infliction of mental distress, interference with contract, fraud, libel, defamation or slander; and (e) for damages, including, without limitation, punitive or compensatory damages or for attorneys' fees, expenses, costs, wages, injunctive or equitable relief.

     3. Release Exclusions. This Release shall not apply to any rights or Claims that Executive has or may have (I) to receive the benefits to which he is entitled under the Amendment,
(II) arising under Paragraphs 7 through 9 and 13 through 20 of the Employment Agreement, (III) to indemnification pursuant to Nevada Revised Statutes, Title 7, Chapter 78.751 and Article IX of the Company's By-Laws, (IV) to seek coverage under directors' and officers' liability insurance policies maintained or required to be maintained by the Company and (V) to assert affirmative defenses, other defenses, rights of contribution, and other rights he may have in respect of claims asserted by any Releasee or any other person or entity against Executive (the matters referenced in this Paragraph 3 are referred to in Paragraph 2 as the "Release Exclusions").

     4. Notwithstanding Executive's termination of employment in consideration of Executive's execution of this Agreement, the Company shall pay or cause to be paid or provided to Executive, subject to applicable employment and income tax withholdings and deductions, all amounts and benefits required to be provided by the Amendment.

     5. Executive agrees and acknowledges that the Company, on a timely basis, has paid, or agreed to pay, to Executive all amounts due and owing based on his prior services in accordance with the terms of the Employment Agreement and that the Company has no obligation, contractual or otherwise, to Executive, except as required to be provided by the Amendment, nor does it have any obligation to hire, rehire or re-employ Executive in the future.

     6. Executive agrees and reaffirms that Paragraphs 10(c) and (d) of the Employment Agreement, as to Confidential Information, shall continue to apply notwithstanding the termination of Executive's employment, and that the Company shall be entitled to all remedies available under Paragraph 11 of the Employment Agreement in enforcing its rights hereunder as well as under Paragraphs 10(c) and (d) of the Employment Agreement.

     7. Executive further agrees and reaffirms that Paragraphs 10(a), (b), (e), (f) and (g) of the Employment
Agreement, as to Non-Competition, non-solicitation and other agreements shall continue to apply notwithstanding the termination of Executive's employment, and that the Company shall be entitled to all remedies available under Paragraph 11 of the Employment Agreement in enforcing its rights hereunder as well as under Paragraph 10 of the Employment Agreement.

     8. Executive further agrees and covenants that, except as may be required to enforce his rights under the Release Exclusions, neither he, nor any person, organization or other entity on his behalf, will file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action, suit or legal proceeding for personal relief (including without limitation any action for damages, injunctive, declaratory, monetary or other relief) against the Company, involving any matter occurring at any time in the past up to and including the date of this Agreement, or involving any continuing effects of any actions or practices which may have arisen or occurred up to and including the date of this Agreement, including without limitation any charge of discrimination under ADEA, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et. seq., the Workers' Compensation Act or state or local laws. In addition, Executive further agrees and covenants that should he, or any other person, organization or entity on his behalf, file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for damages, including injunctive, declaratory, monetary or other relief, despite his agreement not to do so hereunder, or should he otherwise fail to abide by any of the terms of this Agreement, the Employment Agreement or the Amendment, then the Company will be relieved of all further obligations owed hereunder, he will forfeit all monies paid to him hereunder and he will pay all of the costs and expenses of the Company (including without limitation reasonable attorneys' fees) incurred in the defense of any such action or undertaking.

     9. Executive hereby agrees and acknowledges that, under this Agreement and the Amendment, the Company has agreed to provide him with compensation and benefits that are in addition to any amounts to which he otherwise would have been entitled under the Employment Agreement or otherwise in the absence of this Agreement, and that such additional compensation is sufficient to support the covenants and agreements by Executive herein.

     10. Executive further agrees and acknowledges that the undertakings of the Company as provided in this Agreement are made to provide an amicable conclusion of Executive's employment by the Company and, further, that Executive will not require the Company to publicize anything to the contrary. Executive and the Company, its officers, employees and directors, covenant and agree that they will not disparage the name, business reputation or business practices of the other.

     11. Executive hereby certifies that he has read the terms of this Agreement, that he has been advised by the Company to consult with an attorney and that the understands its terms and effects. Executive acknowledges, further, that he is executing this Agreement of his own volition, without any threat, duress or coercion and with a full understanding of its terms and effects and with the intention, as expressed in Section 2 hereof, of releasing all claims recited herein in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him. The Company has made no representations to Executive concerning the terms or effects of this Agreement other than those contained in this Agreement.

     12. Executive and the Company agree that if any part of this Agreement is determined to be invalid, illegal or otherwise unenforceable, the remaining provisions of this Agreement shall not be affected and will remain in full force and effect.

     13. This Agreement shall be interpreted and enforced under the laws of the State of New Jersey.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



ATTEST:                            PLAYERS INTERNATIONAL, INC.



                                   BY:
                                      Secretary




Witness                            Patrick Madamba, Jr.






Exhibit B

          To pursue any and all rights or Claims, the following is a list of companies with respect to which a change in control transaction has received active consideration by the Board as of April 6, 1999:

Apollo/Michael Ashner

Aztar

Boyd Gaming Corp.

Colony Capital/Harvey's

Harrah's Entertainment

Hollywood Park

Horseshoe Gaming, Inc./Binion

Insignia Financial/Andrew Farkas

Jackpot Enterprises, Inc.

Jacobs Entertainment/Black Hawk Gaming

Ladbroke Group/Colorado Gaming

Thomas H. Lee Company

MacAndrew & Forbes/Ronald Perelman

North Star Capital Partners/Ed Sheetz & David Hamamoto

Penn-National Gaming

Sun International

Note: For the purposes of this Amendment, a transaction with an affiliate of any of the above listed companies or entities will be treated in the same manner as a transaction with the Company itself.

Exhibit C

          To pursue any and all rights or Claims, he following is a list of companies with respect to which a change in control transaction has received active consideration by the Board as of March 23, 1999:

Apollo/Michael Ashner

Aztar

Boyd Gaming Corp.

Colony Capital/Harvey's

Harrah's Entertainment

Hollywood Park

Horseshoe Gaming, Inc./Binion

Insignia Financial/Andrew Farkas

Jackpot Enterprises, Inc.

Jacobs Entertainment/Black Hawk Gaming

Ladbroke Group/Colorado Gaming

Thomas H. Lee Company

MacAndrew & Forbes/Ronald Perelman

North Star Capital Partners/Ed Sheetz & David Hamamoto

Penn-National

Sun International

Note: For the purposes of this Letter, a transaction with an affiliate of any of the above listed companies or entities will be treated in the same manner as a transaction with the Company itself.